mCig, Inc.

2831 St. Rose Parkway, Suite 200, Henderson, NV 89052
(570) 778-6459, support@mcig.org

August 3, 2016

Vapolution, Inc.
1692 Mangrove Avenue
Chico, CA 95926

EXTENSION OF RIGHTS TO RESCIND AGREEMENT DATED AUGUST 25, 2015 To Whom It May Concern: This is to inform you that mCig, Inc., has unilaterally extended the rights of the previous owners of Vapolution, Inc., to extend the rescission clause of the agreement through June 30, 2017. This right of rescission is in line with the verbal discussion between us since the expiration of the rescission date of March 31, 2016.

Michael Hawkins
Chief Financial Officer

Patrick Lucey Previous Owner of Vapolution, Inc.

Agreed

Patrick Lucey